Exhibit 99.1

AFC Enterprises Announces Resignation of President and COO Dick Holbrook

ATLANTA, Sept. 15 — AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, Church’s Chicken™, Cinnabon® and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally, today announced that Dick Holbrook, President and Chief Operating Officer of AFC Enterprises, will be resigning his position, effective at the end of the year 2004. He will continue to serve as a member of the AFC Board of Directors. Mr. Holbrook was one of the founding principals of AFC in 1992 and has held his current positions for nearly 9 years. During his tenure, Mr. Holbrook has been responsible for the operational performance of all brands in the AFC portfolio and has managed Information Technology, Supply Chain Management and Human Resources. Mr. Holbrook also served as interim President of AFC’s former subsidiary, Seattle Coffee Company, and most recently, AFC’s Popeyes Chicken & Biscuits division.

Frank Belatti, Chairman and CEO of AFC Enterprises, stated, “I am extremely grateful to Dick for his many years of service to AFC and for his valuable contributions to the implementation of our strategic plan. I wish him much success in his future endeavors.”

Dick Holbrook commented, “I have tremendous respect for the AFC team and greatly appreciate the Company’s diligent efforts to focus and streamline the business. I plan to remain in place until the end of 2004 to participate in the final stages of the strategic plan. I look forward to retaining my current position on the Board of Directors on into 2005.”

AFC Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,087 restaurants, bakeries and cafes as of July 11, 2004, in the United States, Puerto Rico and 38 foreign countries under the brand names Popeyes® Chicken & Biscuits, Church’s Chicken™ and Cinnabon®, and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally. AFC’s primary objective is to be the world’s Franchisor of Choice® by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.6 billion in 2003 and can be found on the World Wide Web at www.afce.com .

AFC Contact Information:
Felise Glantz Kissell
Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the outcome and effects of our exploration of strategic alternatives for Church’s and Cinnabon, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the need to continue to improve our internal controls, our inability to successfully implement new computer systems, limitations on our business under our credit facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2003 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.